Exhibit 10.1
                                                                   ------------


                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

          This SEPARATION AGREEMENT AND GENERAL RELEASE (this "Separation Agreement"), made as of August 17, 2005, is entered into by and among POSTER FINANCIAL GROUP, INC., a Nevada corporation (the "Company"), GNLV, CORP., GNL, CORP., GOLDEN NUGGET EXPERIENCE LLC, DAWN PRENDES ("Prendes"), and, only with respect to Paragraphs 3 and 12 hereof, TIMOTHY N. POSTER ("Poster"), THOMAS C. BREITLING ("Breitling"), and PB GAMING, INC. ("PB Gaming").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Prendes has been employed by the Company as its Senior Vice President and Chief Financial Officer pursuant to the Employment Agreement between the Company and Prendes dated as of October 29, 2003 (the "Employment Agreement");

          WHEREAS, under the terms of a Stock Purchase Agreement dated as of February 3, 2005 by and among PB Gaming, Inc., the Company, LSRI Holdings, Inc. and Landry's Restaurants, Inc. (the "Purchase Agreement"), PB Gaming, Inc., the sole stockholder of the Company, will sell all of the shares of the Company to Landry's Gaming, Inc., a wholly owned subsidiary of Landry's Restaurants, Inc. and the assignee of LSRI Holdings, Inc. to and under the Purchase Agreement;

          WHEREAS, subject to the terms and conditions of this Separation Agreement, Prendes shall resign, without Good Reason (as defined in the Employment Agreement) from all positions with the Company, GNLV, CORP., GNL, CORP. and Golden Nugget Experience LLC (collectively, the "Employer Group") effective as of the close of the Purchase Agreement (this date shall be referred to as the "Termination Date"); and

          WHEREAS, Prendes and the Employer Group desire to settle fully and finally any differences, rights and duties arising between them, including, but in no way limited to, any differences, rights, and duties that have arisen or might arise out of or are in any way related to the Employment Agreement, Prendes' employment and positions with the Employer Group, and the conclusion of that employment and those positions, of the Employer Group, and the conclusion of those memberships;

          NOW, THEREFORE, in consideration of the covenants, releases and mutual promises herein contained, and intending to be legally bound hereby, it is agreed as follows:

          1. Termination of Employment. Prendes hereby irrevocably tenders, and the Employer Group accepts, Prendes' resignation, in each case effective as of the Termination Date, from: (i) Prendes' employment with the Company, and (ii) Prendes' positions as an officer, director or manager of the Employer Group she may hold. Prendes agrees to execute such documents and take such actions as may be necessary or desirable to further evidence this provision.

          2. Payments and Benefits.

              (a) The Company shall pay, or cause to be paid, to Prendes the total amount of $400,000 (the "Separation Payment") as follows: (i) within five
(5) Business Days following the Effective Date (as defined in Paragraph 9 below) of this Separation Agreement, the Company shall pay, or cause to be paid, to Prendes an amount equal to $200,000.00, less all amounts required or authorized to be withheld by law; and (ii) within five (5) Business Days following the date that a Final Release substantially in the form of the Final Release attached hereto as Exhibit A executed by Prendes on or after the Termination Date becomes irrevocable and effective by its terms, the Company shall pay, or cause to be paid, to Prendes an additional $200,000.00, less all amounts required or authorized to be withheld by law, provided that Prendes has not engaged in any acts or omissions prior to the Termination Date that would constitute a basis for Prendes to be terminated for Cause (as defined in the Employment Agreement). For the purposes of this Separation Agreement, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the State of Nevada.

              (b) Prendes' eligibility to participate in the Company's benefit plans and programs will terminate as of the Termination Date. Prendes shall be given notice under separate cover of her right to elect continued coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), at her own expense.

              (c) Prendes understands and agrees that, subject to the terms of this Separation Agreement, aside from the payments and benefits expressly contemplated in Paragraphs 2(a) and 3(a) of this Separation Agreement, as of the Termination Date, she shall not be entitled to receive any other payments or benefits from the Company or any other member of the Employer Group.

              (d) In addition to the foregoing, Prendes shall be eligible to receive, as established in her Employment Agreement, the items set forth in Exhibit C, up to the Termination Date.

          3.  Release.

              (a) Prendes, on behalf of herself and her heirs, executors, administrators, successors and assigns, hereby knowingly and voluntarily releases and forever discharges Poster, Breitling, each member of the Employer Group, PB Gaming, LSRI Holdings, Inc., Landry's Gaming, Inc. and Landry's Restaurants, Inc., and each of their respective parents, subsidiaries and affiliates, together with each of their respective present and former officers, directors, shareholders, employees, agents, representatives, attorneys, trustees, and each of their predecessors, heirs, executors, administrators, successors and assigns (collectively, the "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, demands, causes of action, rights, obligations, costs, losses, expenses, attorneys' fees, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, matured or unmatured, both in law and equity ("Claims") which Prendes ever had, now has or at any time hereafter may have against the Releasees by reason of any act, omission, event, occurrence or nonoccurrence whatsoever from the beginning of time to the date of this Separation Agreement. Subject to the preceding sentence, this Release includes, but is not limited to, any Claims relating to Prendes' employment relationship and positions held with the Employer Group, or the terminations thereof; any Claims arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Nevada Fair Employment Practices Act, Chapter 608 of the Nevada Revised Statutes, each as amended, or any other federal, state or local law, regulation, ordinance or common law; any Claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between any of the Releasees and Prendes, including without limitation, the Employment Agreement; and all Claims for alleged tortious, defamatory or fraudulent conduct; provided, however, that nothing in this Release shall affect (1) any vested employee benefits to which Prendes may be entitled under the Company 401(k) plan or deferred compensation plan; or (2) Prendes' rights under this Separation Agreement.

              (b) Prendes acknowledges and agrees that the Employer Group has fully satisfied any and all obligations owed to Prendes arising out of Prendes' employment and positions held with the Employer Group, except as expressly provided in this Separation Agreement. Prendes further acknowledges and agrees that, as of the date hereof, she has received all payments and benefits to which she is entitled from the Employer Group, including all such payments and benefits under the Employment Agreement. Prendes represents that she has not commenced or joined in any claim, charge or action against any member of the Employer Group or any of the other Releasees, arising out of or relating in any way to Prendes' employment or positions held with the Employer Group, or the terminations thereof, or any other matter released pursuant to Paragraph 3(a) above. Prendes further covenants and agrees that neither she nor her heirs, executors, administrators, successors or assigns shall seek or be entitled to any personal recovery in any proceeding of any nature whatsoever against any member of the Employer Group or the other Releasees arising out of any of the matters released in Paragraph 3(a).

          4.  Restrictive Covenants.

              (a) Nonsolicitation. Prendes further agrees that for the period commencing on the date of this Separation Agreement and continuing for two (2) years from the Termination Date, Prendes will not, directly or indirectly:

                  (i) Make known to any third party the names and addresses of any of the customers of any member of the Employer Group, or any other information pertaining to those customers;

                  (ii) Call on, solicit, induce to leave and/or take away, or attempt to call on, solicit, induce to leave and/or take away, any of the customers of any member of the Employer Group, either for Prendes' own account or for any third party;

                  (iii) Call on, solicit and/or take away, any potential or prospective customer of any member of the Employer Group, on whom Prendes called or with whom Prendes became acquainted during her employment and positions held with any member of the Employer Group, either for Prendes' own account or for any third party; or

                  (iv) Approach or solicit any employee or independent contractor of any member of the Employer Group with a view towards enticing such person to leave the employ or service of any member of the Employer Group, or hire or contract with any person who is currently, or who during the prior six (6) month period was, an employee or independent contractor of any member of the Employer Group, without the prior written consent of the Employer Group, such consent to be within the Employer Group's sole and absolute discretion.

              (b) Confidentiality. Prendes covenants and agrees that Prendes shall not at any time hereafter, without the Employer Group's prior written consent, such consent to be within the Employer Group's sole and absolute discretion, disclose or make known to any person or entity outside of the Employer Group any Trade Secret (as defined below), or proprietary or other confidential information concerning any member of the Employer Group, including without limitation, each member of the Employer Group's customers and its casino, hotel and marketing practices, procedures, management policies, accounting policies, financial position, results of operations or any other information regarding any member of the Employer Group that is not already and generally known to the public through no wrongful act of Prendes or any other party. Prendes covenants and agrees that Prendes shall not at any time hereafter, without the Employer Group's prior written consent, such consent to be within the Employer Group's sole and absolute discretion, utilize any such Trade Secrets or proprietary or confidential information in any way. Not by way of limitation but by way of illustration, Prendes agrees that such Trade Secrets and proprietary or confidential information specifically include, but are not limited to, those documents and reports set forth on Exhibit B to this Separation Agreement. For purposes of this Paragraph 4(b), Trade Secrets is defined as information (including, but not limited to, all information, materials or terms included within the Nevada Revised Statutes), including a formula, pattern, compilation, program, device, method, know-how, technique or process, that derives economic value, present or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who may or could obtain any economic value from its disclosure or use.

              (c) Third Party Information. Prendes acknowledges that the members of the Employer Group have received from third parties their confidential or proprietary information subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. Prendes will hold all such confidential or proprietary information in the strictest confidence and will not disclose it to any person or entity.

              (d) Property of the Employer Group. Prendes hereby confirms that Trade Secrets and proprietary or confidential information and all information concerning customers who utilize the goods, services or facilities of any hotel and/or casino owned, operated or managed by each member of the Employer Group constitute each member of the Employer Group's exclusive property (regardless of whether Prendes possessed or claims to have possessed such information prior to the date hereof). Prendes agrees that upon termination of employment, or at such earlier time as the Company may direct, Prendes shall promptly return to each member of the Employer Group all property owned by each member of the Employer Group including, but not limited to, all computers, door and file keys and other physical property, as well as all notes, notebooks, memoranda, computer disks, and any other similar repositories of information containing or relating in any way to the Trade Secrets or proprietary or confidential information of each member of the Employer Group, including but not limited to, the documents referred to in Paragraph 4(c). Such repositories of information also include but are not limited to any so-called personal files or other personal data compilations in any form, which in any manner contain any Trade Secrets or proprietary or confidential information of any member of the Employer Group.

          5. Representations. Prendes hereby represents, warrants and agrees with the Employer Group that:

              (a) The covenants and agreements contained in Paragraph 4 above are reasonable, appropriate and suitable in their, duration and content; a portion of the compensation and consideration to be paid to Prendes hereunder is in partial consideration for such covenants and agreements; and Prendes shall not, directly or indirectly, raise any issue of the reasonableness, appropriateness and suitability, duration or content of such covenants and agreements in any proceeding to enforce such covenants and agreements;

              (b) The enforcement of any remedy under this Separation Agreement will not prevent Prendes from earning a livelihood, because Prendes' past work history and abilities are such that Prendes can reasonably expect to find work in other areas and lines of business;

              (c) The covenants and agreements stated in Paragraph 4 above are essential for the Employer Group's reasonable protection; and

              (d) The Employer Group has reasonably relied on these covenants and agreements by Prendes.

Additionally, Prendes agrees that in the event of Prendes' breach or threatened breach of any covenants and agreements set forth in Paragraph 4 above, any member of the Employer Group may seek to enforce such covenants and agreements through any equitable remedy, including specific performance or injunction, without waiving any claim for damages. In any such event, Prendes waives any claim that any member of the Employer Group has an adequate remedy at law or for the requirement of posting a bond or escrow amount.

          6.  Cooperation.

              (a) Prendes agrees to be reasonably available to each member of the Employer Group and to Landry's Restaurants, Inc. to answer questions related to her position and duties as Senior Vice President and Chief Financial Officer of the Company and other matters related to the transition of her role with the Company to a new individual.

              (b) Prendes shall furnish any information in her possession to and fully cooperate with any member of the Employer Group as may be requested by such member of the Employer Group in connection with any investigations, proceedings or legal actions in which any member of the Employer Group is or may become involved. Prendes shall give truthful testimony in any such investigations, proceedings or legal actions. In addition, Prendes shall not furnish information to or cooperate with any non-governmental entity (other than any member of the Employer Group) that is a party to a proceeding or legal action involving any member of the Employer Group.

          7. Legal Process. Nothing contained in this Separation Agreement shall preclude Prendes from providing truthful testimony or information pursuant to subpoena, court order or legal process, provided that Prendes shall promptly provide each member of the Employer Group with written notice of such subpoena, court order or legal process so that each member of the Employer Group shall have an opportunity to challenge any disclosure pursuant to such subpoena, court order or legal process.

          8. Consultation with Attorney/Voluntary Agreement. Prendes understands and agrees that the Company is under no obligation to offer the payments and benefits provided in this Separation Agreement, including but not limited to the amounts referred to in Paragraph 2 above, and that Prendes is under no obligation to consent to this Separation Agreement, including but not limited to the Release set forth in Paragraph 3 above. Prendes acknowledges and agrees that (a) the Company has advised Prendes of her right to consult with an attorney prior to executing this Separation Agreement, (b) Prendes has carefully read and fully understands all of the provisions of this Separation Agreement, and (c) Prendes is entering into this Separation Agreement, including the Release set forth in Paragraph 3 above, knowingly, freely and voluntarily in exchange for good and valuable consideration.

          9.  Consideration and Revocation Period.

              (a) Prendes acknowledges that she has at least twenty-one (21) calendar days to consider the terms of this Separation Agreement, although she may sign it sooner if she chooses.

              (b) Prendes will have seven (7) calendar days from the date on which she signs this Separation Agreement to revoke her consent to all (but not some of) the terms of this Separation Agreement. Such revocation must be in writing and must be addressed as follows: Poster Financial Group, Inc., 129 East Fremont Street, Las Vegas, Nevada 89101, Attention: Timothy N. Poster, Chairman and Chief Executive Officer and Thomas C. Breitling, President, Treasurer and Secretary. Notice of such revocation must be actually received within the seven (7) calendar days referenced above.

              (c) Provided that Prendes does not revoke this Separation Agreement, this Separation Agreement shall become effective at 12:01 a.m., Las Vegas time, on the eighth (8th) calendar day after the date on which Prendes signs this Separation Agreement (the "Effective Date").

          10. Severability. If any provision hereof is unenforceable, illegal, or invalid for any reason whatsoever, such fact shall not affect the remaining provisions hereof, except in the event a law or court decision, whether on application for declaration, or preliminary injunction or upon final judgment, declares one or more of the provisions of this Separation Agreement that impose restrictions on Prendes unenforceable or invalid because of the time duration of such restriction. In such event, the Employer Group shall have the option to deem the invalidated restrictions retroactively modified to provide for the maximum time duration that would make such provisions enforceable and valid; provided, however, the Employer Group's exercise of such option shall not affect the Employer Group's right to seek damages or such additional relief as may be allowed by law in respect to any breach or threatened breach by Prendes of the enforceable provisions of this Separation Agreement.

          11. No Waiver of Breach or Remedies. No failure or delay on the part of the Employer Group or Prendes in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          12. Amendment or Modification. No amendment, modification, termination or waiver of any provision of this Separation Agreement shall be effective unless the same shall be in writing and signed by Poster, Breitling, PB Gaming, an authorized officer of each member of the Employer Group and Prendes. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          13. Governing Law; Venue. The laws of the State of Nevada shall govern the validity, construction and interpretation of this Separation Agreement, without regard to conflict of law principles. Each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Nevada or any court of the State of Nevada in the Eighth Judicial District located in Las Vegas in any action, suit or proceeding arising out of or relating to this Separation Agreement or any matters contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court.

          14. Headings. The headings in this Separation Agreement have been included solely for convenience of reference and shall not be considered in the interpretation or construction of this Separation Agreement.

          15. No Assignment. This Separation Agreement is personal to Prendes and may not be assigned by Prendes.

          16. Successors and Assigns. This Separation Agreement may be assigned by any member of the Employer Group to its successors and shall be binding upon the successors and assigns of each member of the Employer Group.

          17. No Third Party Beneficiaries. This Separation Agreement is not intended and shall not be construed to confer any rights, benefits, obligations or remedies hereunder upon any individual or entity, other than Prendes, the Employer Group and the other Releasees, and their respective permitted successors and assigns.

          18. Prior Agreements. This Separation Agreement and the exhibits hereto set forth the entire agreement and understanding between the Employer Group and Prendes and shall supersede and replace any and all other prior discussions and negotiations as well as any and all agreements and arrangements that may have been entered into by and between any member of the Employer Group or any of the other Releasees, on the one hand, and Prendes, on the other hand, relating to the subject matter hereof. Except as expressly set forth in this Separation Agreement, nothing contained herein shall affect the rights or obligations of the Employer Group or Prendes under the Employment Agreement between the date hereof and the Termination Date. Notwithstanding the foregoing, as of the Termination Date, the Employment Agreement shall terminate and be of no further force or effect.

          19. Expenses. Each of the parties shall pay its own legal, accounting and other miscellaneous expenses incident to this Separation Agreement.

          20. Counterparts. This Separation Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to constitute an original and which together shall constitute one and the same agreement.


          IN WITNESS WHEREOF, Prendes and an authorized officer of each member of the Employer Group have entered into this Separation Agreement in Las Vegas, Nevada, as of the dates indicated below.


                                             DAWN PRENDES

                                             /s/ Dawn Prendes
                                             ----------------------------------
                                             Dated: August 17, 2005


                                             POSTER FINANCIAL GROUP, INC.

                                             By: /s/ Timothy N. Poster
                                                -------------------------------
                                                Name:  Timothy N. Poster
                                                Title: Chairman and Chief
                                                       Executive Officer
                                                       Dated:  August 17, 2005


                                             GNLV, CORP.

                                             By: /s/ Andre Carrier
                                                -------------------------------
                                                Name:  Andre Carrier
                                                Title: Chief Operating Officer
                                                Dated: August 17, 2005


                                             GNL, CORP.

                                             By: /s/ Andre Carrier
                                                -------------------------------
                                                Name:  Andre Carrier
                                                Title: Chief Operating Officer
                                                Dated: August 17, 2005


                                             GOLDEN NUGGET EXPERIENCE LLC

                                             By: /s/ Timothy N. Poster
                                                -------------------------------
                                                Name:  Timothy N. Poster
                                                Title: Chief Executive Officer
                                                Dated: August 17, 2005


                                             TIMOTHY N. POSTER*

                                             /s/ Timothy N. Poster
                                             ----------------------------------
                                             Dated: August 17, 2005
                                             *(Only with respect to Paragraphs
                                             3 and 12 above.)


                                             THOMAS C. BREITLING*

                                             /s/ Thomas C. Breitling
                                             ----------------------------------
                                             Dated: August 17, 2005
                                             *(Only with respect to Paragraphs
                                             3 and 12 above.)



                                             PB GAMING, INC.*


                                             By: /s/ Timothy N. Poster
                                                -------------------------------
                                                Name:  Timothy N. Poster
                                                Title: Chairman of the Board &
                                                       Chief Executive Officer
                                                Dated: August 17, 2005
                                             *(Only with respect to Paragraphs
                                             3 and 12 above.)

                                   EXHIBIT A
                                   ---------

                                 FINAL RELEASE
                                 -------------

          THIS FINAL RELEASE (this "Final Release") is entered into by DAWN PRENDES ("Prendes") this ____ day of _________, 2005. In consideration of the payment to be provided to Prendes pursuant to Paragraph 2(a) of the Separation Agreement and General Release entered into by and among POSTER FINANCIAL GROUP, INC., a Nevada corporation (the "Company"), GNLV, CORP., GNL, CORP., GOLDEN NUGGET EXPERIENCE LLC, Prendes and, only with respect to Paragraphs 3 and 12 thereof, TIMOTHY N. POSTER ("Poster"), THOMAS C. BREITLING ("Breitling"), and PB GAMING, INC. ("PB Gaming") (the "Separation Agreement"), Prendes hereby agrees as follows:

          1. All capitalized terms used in this Final Release not otherwise defined shall have the meaning ascribed to such terms in the Separation Agreement.

          2. Prendes, on behalf of herself and her heirs, executors, administrators, successors and assigns, hereby knowingly and voluntarily releases and forever discharges Poster, Breitling, each member of the Employer Group, PB Gaming, LSRI Holdings, Inc., Landry's Gaming, Inc. and Landry's Restaurants, Inc., and each of their respective parents, subsidiaries and affiliates, together with each of their respective present and former officers, directors, shareholders, employees, agents, representatives, attorneys, trustees, and each of their predecessors, heirs, executors, administrators, successors and assigns (collectively, the "Releasees") from any and all Claims which Prendes ever had, now has or at any time hereafter may have against the
Releasees: (i) by reason of any act, omission, event, occurrence or nonoccurrence whatsoever from the beginning of time to the date of this Final Release or (ii) arising out of or relating to the Employment Agreement, including, but not limited to, any salary, bonuses or benefits accrued or that may have come due in the future. Subject to the preceding sentence, this Final Release includes, but is not limited to, any Claims relating to Prendes' employment relationship and positions held with the Employer Group, or the terminations thereof; any Claims arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Nevada Fair Employment Practices Act, Chapter 608 of the Nevada Revised Statutes, each as amended, or any other federal, state or local law, regulation, ordinance or common law; any Claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between any of the Releasees and Prendes, including without limitation, the Employment Agreement; and all Claims for alleged tortious, defamatory or fraudulent conduct; provided, however, that nothing in this Final Release shall affect (1) any vested employee benefits to which Prendes may be entitled under the Company 401(k) plan or deferred compensation plan; or (2) Prendes' rights under the Separation Agreement.

          3. Prendes acknowledges and agrees that the Employer Group has fully satisfied any and all obligations owed to Prendes arising out of Prendes' employment and positions held with the Employer Group, and no further sums are owed to Prendes by the Employer Group or by any of the other Releasees, except as expressly provided in, and subject to the terms of, the Separation Agreement. Prendes further acknowledges and agrees that, as of the date hereof, she has received all payments and benefits to which she is entitled to from the Employer Group, including all such payments and benefits under the Employment Agreement. Prendes represents that she has not commenced or joined in any claim, charge or action against any member of the Employer Group or any of the other Releasees, arising out of or relating in any way to Prendes' employment or positions held with the Employer Group, or the terminations thereof, or any other matter released pursuant to this Final Release. Prendes further covenants and agrees that neither she nor her heirs, executors, administrators, successors or assigns shall seek or be entitled to any personal recovery in any proceeding of any nature whatsoever against any member of the Employer Group or the other Releasees arising out of any of the matters released in this Final Release.

          4. Nothing contained in this Final Release shall preclude Prendes from providing truthful testimony or information pursuant to subpoena, court order or legal process, provided that Prendes shall promptly provide each member of the Employer Group with written notice of such subpoena, court order or legal process so that each member of the Employer Group shall have an opportunity to challenge any disclosure pursuant to such subpoena, court order or legal process.

          5. Prendes understands and agrees that the Company is under no obligation to offer the payments and benefits provided in the Separation Agreement, including but not limited to the amounts referred to in Paragraph 2 therein, and that Prendes is under no obligation to consent to this Final Release. Prendes acknowledges and agrees that (a) the Company has advised Prendes of her right to consult with an attorney prior to executing this Final Release, (b) Prendes has carefully read and fully understands all of the provisions of this Final Release, and (c) Prendes is entering into this Final Release knowingly, freely and voluntarily in exchange for good and valuable consideration.

          6. Prendes acknowledges that she has been given at least twenty-one
(21) calendar days to consider the terms of this Final Release, and acknowledges that she may not sign this Final Release prior to the Termination Date. Prendes will have seven (7) calendar days from the date on which she signs this Final Release to revoke her consent to all (but not some of) the terms of this Final Release. Such revocation must be in writing and must be addressed as follows:
Poster Financial Group, Inc., 129 East Fremont Street, Las Vegas, Nevada 89101,
Attention: General Counsel, and to PB Gaming, Inc., 129 East Fremont Street, Las Vegas, Nevada 89101, Attention: Timothy N. Poster and Thomas C. Breitling. Notice of such revocation must be actually received within the seven (7) calendar days referenced above. Provided that Prendes does not revoke this Final Release, this Final Release shall become irrevocable and effective at 12:01 a.m., Las Vegas time, on the eighth (8th) calendar day after the date on which Prendes signs this Final Release.

          7. Prendes agrees that no failure or delay on the part of the Employer Group in exercising any right, power or remedy it may have under this Final Release or the Separation Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

          8. The laws of the State of Nevada shall govern the validity, construction and interpretation of this Final Release, without regard to conflict of law principles. Prendes irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Nevada or any court of the State of Nevada in the Eighth Judicial District located in Las Vegas in any action, suit or proceeding arising out of or relating to this Final Release or any matters contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court.

          9. This Final Release may not in any way be amended, modified, or waived.

          10. This Final Release is personal to Prendes and may not be assigned by Prendes.

          11. This Final Release may be assigned by any member of the Employer Group to its successors and shall be binding upon and inure to the benefit of the successors and assigns of each member of the Employer Group.

          12. This Final Release is not intended and shall not be construed to confer any rights, benefits, obligations or remedies hereunder upon any individual or entity, other than Prendes, the Employer Group and the other Releasees, and their respective permitted successors and assigns.

          13. This Final Release, the Separation Agreement and the exhibits thereto set forth the entire agreement and understanding between the Employer Group and Prendes and shall supersede and replace any and all other prior discussions and negotiations as well as any and all agreements, including the Employment Agreement, and arrangements that may have been entered into by and between any member of the Employer Group or any of the other Releasees, on the one hand, and Prendes, on the other hand.

          IN WITNESS WHEREOF, Prendes has entered into this Final Release as of the date indicated below.


                                             DAWN PRENDES


                                             -----------------------------------

                                             Dated:  _________, 2005*



____________________

* To be executed by Prendes no earlier than the Termination Date.

                                    EXHIBIT B
                                    ---------

Name of Report:                                           Generated By:
---------------                                           -------------
Including, but not limited to:

Arrival Report                                            Room Reservation

Departure Report                                          Room Reservation

Master Gaming Report                                      Casino Audit

Department Financial Statement                            Finance

$5K Over High Action Play Report                          Casino Marketing

$50K Over High Action Play Report                         Casino Marketing

Collection Aging Report(s)                                Collection Department

Accounts Receivable Aging                                 Finance

Marketing Reports                                         Marketing

Daily Player Action Report                                Casino Operations

Daily Operating Report                                    Casino Audit

Database Marketing Reports                                Database Marketing

                                    EXHIBIT C
                                    ---------


         ~     Wages as regularly paid under current payroll standards
         ~     Health & Welfare Insurance Coverage
         ~     401K and Deferred Compensation Company match
         ~     Auto Allowance